THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
         HINE

December 29, 2003

AmeriPrime Advisors Trust
431 N. Pennsylvania St.
Indianapolis, IN  46204

     Re: AmeriPrime Advisors Trust, File Nos. 333-85083 and 811-09541

Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to the AmeriPrime Advisors Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 43 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                          Very truly yours,

                                                               /s/


                                                          Thompson Hine LLP
DSM/JMS